     As filed with the Securities and Exchange Commission on July 25, 2000
                                              Registration No. 333-_____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                       --------------------------------

                        HALL, KINION & ASSOCIATES, INC.
            (Exact name of Registrant as Specified in its Charter)

                       Delaware                               77-0337705
            (State or Other Jurisdiction of                (I.R.S. Employer
            Incorporation or Organization)               Identification Number)

                               185 Berry Street
                        China Basin Landing, Suite 6440
                       San Francisco, California  94107
                                (415) 974-1300
         (Address and telephone number of Principal Executive Offices)

          HALL, KINION & ASSOCIATES, INC. 1997 STOCK OPTION PLAN, and
       HALL, KINION & ASSOCIATES, INC. IT PROFESSIONAL STOCK OPTION PLAN
                           (Full title of the Plans)

                           -------------------------


                               Brenda C. Rhodes
                            Chief Executive Officer
                        Hall, Kinion & Associates, Inc.
              185 Berry Street, China Basin Landing, Suite 6440,
                        San Francisco, California 94107
                    (Name and Address of Agent for Service)
                                (415) 974-1300
         (Telephone number, including area code, of agent for service)

                            -------------------------

                                  Copies to:
                             Lawrence Calof, Esq.
                          Gibson, Dunn & Crutcher LLP
                              1530 Page Mill Road
                         Palo Alto, California  94304
                                (650) 849-5300

                            --------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                 Title of Securities               Amount to be               Proposed           Proposed
                   to be Registered                Registered/(1)/            Maximum            Maximum
                                                                           Offering Price        Aggregate            Amount of
                                                                           per Share/(2)/     Offering Price/(2)/  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                                       314,047 shares              $40.56           $12,737,746.32          $3,362.77
------------
(Shares issued under Hall, Kinion &
Associates, Inc. 1997 Stock Option Plan)
Common Stock                                       157,023 shares              $40.56           $ 6,368,852.88          $1,681.38
------------
(Shares issued under Hall, Kinion &
Associates, Inc. IT Professional Stock
Option Plan)
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Hall, Kinion & Associates, Inc. 1997 Stock Option Plan (the "1997 Plan"), and/or any additional shares of common stock which become issuable under the Hall, Kinion, & Associates, Inc. IT Professional Stock Option Plan (the "IT Professional Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Hall, Kinion & Associates, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of common stock of Hall, Kinion & Associates, Inc. as reported on the Nasdaq National Market on July 24, 2000, which was $40.56.

================================================================================

                                    PART I

Item 1.   Plan Information.
          ----------------

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


Item 2.   Registration Information And Employee Plan Annual Information.
          -------------------------------------------------------------

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.



                                    PART II

              Information Required In The Registration Statement

Item 3.   Incorporation Of Documents By Reference.
          ---------------------------------------

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated in this Registration Statement by reference:

               (1) Hall Kinion's annual report on Form 10-K filed with the SEC on February 25, 2000, as amended on March 29, 2000, for the fiscal year ended December 26, 1999;

               (2) Hall Kinion's quarterly report on Form 10-Q filed with the SEC on May 9, 2000, for the fiscal quarter ended March 26, 2000;

               (3) Hall Kinion's Proxy Statement pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended, filed with the SEC on March 30, 2000, as amended on April 4, 2000;

               (4) Hall Kinion's Registration Statement No. 0-22869 on Form 8-A filed with the SEC on July 22, 1997 and amended August 12, 1997 pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to Hall Kinion's outstanding Common Stock; and,

               (5) Hall Kinion's Registration Statement No. 333-93663 on Form S-8 filed with the SEC on December 27, 1999, in which shares are registered under Hall Kinion's 1997 Plan and IT Professional Plan.

               (6) Hall Kinion's 1997 Stock Option Plan, Exhibit 10.2 to the Company's Registration statement No. 333-28365 on Form S-1 filed with the SEC on June 03, 1997 and amended August 04, 1997.

               (7) Hall Kinion's IT Professional Plan, Exhibit 10.25 to the Company's Registration statement No. 333-28365 on Form S-1 filed with the SEC on June 03, 1997 and amended August 04, 1997.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

          Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.   Description Of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests Of Named Experts And Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification Of Directors And Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Exchange Act of 1933, as amended (the "1933 Act"). Hall Kinion's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Hall Kinion's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to Hall Kinion and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Hall Kinion for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws. Hall Kinion has entered into indemnification agreements with its officers and directors. The indemnification agreements provide Hall Kinion's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.    Exemption From Registration Claimed.
           --------------------------------------

           Not applicable.

Item 8.    Exhibits.
           --------


     4.0 Reference is made to Registrant's Registration Statement 333-93663 on Form S-8, which is incorporated herein by reference pursuant to Item 3(5) of this registration statement.

     5.0   Opinion of Gibson, Dunn & Crutcher LLP

     23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.0)

     23.2  Consent of Deloitte & Touche LLP

     24.0  Power of Attorney (included on the signature page hereof)

Item 9.   Undertakings.
          ------------

          A.  Hall Kinion hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Hall Kinion pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

              (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered under Hall Kinion's 1997 Stock Option Plan which remain unsold at the termination of the 1997 Plan, and to remove from registration by means of a post-effective amendment any of the securities being registered under Hall Kinion's IT Professional Stock Option Plan which remain unsold at the termination of the IT Professional Plan.

          B. Hall Kinion hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Hall Kinion's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Hall Kinion pursuant to the indemnification provisions summarized in Item 6 or otherwise, Hall Kinion has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hall Kinion of expenses incurred or paid by a director, officer or controlling person of Hall Kinion in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hall Kinion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 25, 2000.

                              HALL, KINION & ASSOCIATES, INC.

                              By:  \s\ Brenda C. Rhodes
                                   -------------------------------
                              Brenda C. Rhodes
                              Chief Executive Officer and Director

                       POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS

     Each person whose signature appears below constitutes and appoints Brenda
C. Rhodes and Martin A. Kropelnicki, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

          Signature                                            Title                           Date
\s\ Brenda C. Rhodes                             Chairman of the Board, Chief Executive    July 25, 2000
---------------------------------------          Officer and Director (Principal
Brenda C. Rhodes                                 Executive Officer)

\s\ Martin A. Kropelnicki                        Vice President, Chief Financial Officer   July 25, 2000
---------------------------------------          and Secretary (Principal Financial
Martin A. Kropelnicki                            Officer)

\s\ Jon H. Rowberry                              Director                                  July 25, 2000
---------------------------------------
Jon H. Rowberry

\s\ Will Herman                                  Director                                  July 25, 2000
---------------------------------------
Will Herman

\s\ Todd J. Kinion                               Director                                  July 25, 2000
---------------------------------------
Todd J. Kinion

\s\ Herbert I. Finkelman                         Director                                  July 25, 2000
---------------------------------------
Herbert I. Finkelman

\s\ Jack F. Jenkins-Stark                        Director                                  July 25, 2000
---------------------------------------
Jack F. Jenkins-Stark

\s\ Michael C. Stein                             Director                                  July 25, 2000
---------------------------------------
Michael C. Stein

                                 EXHIBIT INDEX


Exhibit   Description
-------   -----------

4.0 Reference is made to Registrant's Registration Statement 333-93663 on Form S-8,which is incorporated herein by reference pursuant to Item 3(5) of this registration statement.

5.0       Opinion of Gibson, Dunn & Crutcher LLP

23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.0)

23.2      Consent of Deloitte & Touche LLP, Independent Auditors

24.0      Power of Attorney (included on the signature page hereof)